                                                                   EXHIBIT 10.54

                           STOCK PURCHASE AGREEMENT



                                     AMONG


                            INTELLISYS GROUP, INC.

                                  as "Buyer,"

                           PROLINE INDUSTRIES, INC.

                               as the "Company"

                                      AND

                           PAUL PECK AND CECIL GRAY

                                 as "Sellers"


                                  Dated as of

                               December 8, 1998

                               TABLE OF CONTENTS

1. Definitions....................................................................................   1

2. Purchase and Sale of Company Shares............................................................   5

         (a) Basic Transaction....................................................................   5
         (b) Purchase Price.......................................................................   6
         (c) The Holdback Amount and Buyer's Right of Offset......................................   6
         (d) Allocation of Amounts Paid to Sellers................................................   7
         (e) Employment Agreement.................................................................   7
         (f) The Closing..........................................................................   7
         (g) Deliveries at the Closing............................................................   7

3. Representations and Warranties Concerning the Transaction......................................   7

         (a) Representations and Warranties of the Sellers........................................   8

                  (i)    Authorization of Transaction.............................................   8
                  (ii)   Noncontravention.........................................................   8
                  (iii)  Brokers' Fees............................................................   8
                  (iv)   Company Shares...........................................................   8

         (b) Representations and Warranties of the Buyer..........................................   9

                  (i)    Organization and Corporate Power of Buyer................................   9
                  (ii)   Authorization of Transaction.............................................   9
                  (iii)  Noncontravention.........................................................   9
                  (iv)   Brokers' Fees............................................................   9
                  (v)    Investment...............................................................  10

4. Representations and Warranties Concerning the Company and Its Subsidiaries.....................  10

         (a) Organization, Qualification, and Corporate Power.....................................  10
         (b) Capitalization.......................................................................  10
         (c) Noncontravention.....................................................................  11
         (d) Brokers' Fees........................................................................  11
         (e) Title to Assets......................................................................  11
         (f) Subsidiaries.........................................................................  11
         (g) Financial Statements.................................................................  11
         (h) Events Subsequent to Most Recent Financial Statements................................  12
         (i) Undisclosed Liabilities..............................................................  14

         (j) Legal Compliance............................................................  14
         (k) Tax Matters.................................................................  14
         (l) Real Property...............................................................  16
         (m) Intellectual Property.......................................................  17
         (n) Tangible Assets.............................................................  19
         (o) Inventory...................................................................  20
         (p) Contracts...................................................................  20
         (q) Notes and Accounts Receivable...............................................  21
         (r) Powers of Attorney..........................................................  21
         (s) Insurance...................................................................  21
         (t) Litigation..................................................................  22
         (u) Product Warranty............................................................  22
         (v) Product Liability...........................................................  23
         (w) Employees...................................................................  23
         (x) Employee Benefits...........................................................  23
         (y) Guaranties..................................................................  25
         (z) Environment, Health, and Safety.............................................  25
         (aa) Certain Business Relationships with the Seller.............................  26
         (bb) Disclosure.................................................................  26

5. Post-Closing Covenants................................................................  26

         (a) General.....................................................................  26
         (b) Litigation Support..........................................................  27
         (c) Transition..................................................................  27
         (d) Tax Status Letter...........................................................  27
         (e) Confidentiality.............................................................  27
         (f) Covenant Not to Compete.....................................................  28

6. Remedies for Breaches of This Agreement...............................................  29

         (a) Survival of Representations and Warranties..................................  30
         (b) Indemnification Provisions for Benefit of the Buyer.........................  30
         (c) Indemnification Provisions for Benefit of the Sellers.......................  30
         (d) Matters Involving Third Parties.............................................  31
         (e) Determination of Adverse Consequences.......................................  32
         (f) Other Indemnification Provisions............................................  32

7. Tax Matters...........................................................................  33

         (a) Tax Periods Ending on or Before the Closing Date............................  33
         (b) Tax Periods Beginning Before and Ending After the Closing Date..............  33

         (c) Cooperation on Tax Matters.....................................................  34
         (e) Tax Sharing Agreements.........................................................  34
         (f) Certain Taxes..................................................................  35

8. Miscellaneous............................................................................  35

         (a) Nature of Certain Obligations..................................................  35
         (b) Press Releases and Public Announcements........................................  35
         (c) No Third-Party Beneficiaries...................................................  35
         (d) Entire Agreement...............................................................  36
         (e) Succession and Assignment......................................................  36
         (f) Counterparts...................................................................  36
         (g) Headings.......................................................................  36
         (h) Notices........................................................................  36
         (i) Governing Law..................................................................  37
         (j) Amendments and Waivers.........................................................  37
         (k) Severability...................................................................  37
         (l) Expenses.......................................................................  38
         (m) Construction...................................................................  38
         (n) Incorporation of Exhibits, Annexes, and Schedules..............................  38
         (o) Specific Performance...........................................................  38

9. Arbitration..............................................................................  38

         (a) Exclusive Remedy...............................................................  38
         (b) Procedures.....................................................................  39
         (c) Final and Binding..............................................................  39
         (d) Waiver of Right to Jury Trial..................................................  39
         (e) Attorneys'Fees and Costs.......................................................  39
         (f) Refusal to Arbitrate...........................................................  39

EXHIBIT A EXECUTIVE EMPLOYMENT AGREEMENT

DISCLOSURE SCHEDULE

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is entered into as of December 8, 1998 (the "Effective Date"), by and among INTELLISYS GROUP, INC., a Delaware corporation (the "Buyer"); PROLINE INDUSTRIES, INC. a Washington Corporation (the "Company"); and PAUL PECK and CECIL GRAY (collectively the "Sellers" and each individually referred to herein as a "Seller") who each reside in the State of Washington. The Buyer, the Company and the Sellers are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                   RECITALS

     A. The Sellers own 45,000 shares of common stock of the Company which constitutes all of the issued and outstanding capital stock of the Company (the "Company Stock").

     B. This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the Company Stock subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.
          -----------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
      -------------------
under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S)1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Applicable Rate" means the prime base rate of interest publicly announced
      ---------------
from time to time by Wells Fargo Bank (or its successor).

     "Basis" means any past or present fact, situation, circumstance, status,
      -----
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Closing" has the meaning set forth in (S)2(d) below.
      -------

     "Closing Date" has the meaning set forth in (S)2(f) below.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" has the meaning set forth in the preface above.
      -------

     "Company Stock" means any share of the common stock, par value $1.00 per
      -------------
share, of the Company.

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of the Company that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
      --------------------------------
(S)1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Reg.
      ---------------------------------
(S)1.1502-13.

     "Disclosure Schedule" has the meaning set forth in (S)4 below.
      -------------------

     "Effective Date" has the meaning set forth in the preface above.
      --------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

      "Environmental, Health, and Safety Laws" means the Comprehensive
       --------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Clean Air Act, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Extremely Hazardous Substance" has the meaning set forth in (S)302 of the
      -----------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
      ---------

     "Financial Statement" has the meaning set forth in (S)4(g) below.
      -------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Indemnified Party" has the meaning set forth in (S)6(d) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in (S)6(d) below.
      ------------------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge, or with respect to a material matter,
      ---------
knowledge that a reasonable person in a like position would be expected to acquire if put on notice of the matter.

     "Liability" means any liability (whether known or asserted, whether
      ---------
absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the
      -------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S)4(g)
      --------------------------------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S)4(g) below.
      ----------------------------

     "Most Recent Fiscal Year End" has the meaning set forth in (S)4(g) below.
      ---------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S)405 and Code
      ----------------------
(S)4975.

     "Purchase Price" has the meaning set forth in (S)2(b) below.
      --------------

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
      ----------------

     "Requisite Sellers" means Sellers holding a majority in interest of the
      -----------------
Company Shares as set forth in (S)4(b) of the Disclosure Schedule.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
      -----------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Subsidiary" means any corporation with respect to which a specified Person
      ----------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in (S)6(d) below.
      -----------------

     "Threshhold Amount" has the meaning set forth in section 2(c)(iii) below.
      -----------------

     2.   Purchase and Sale of Company Shares.
          -----------------------------------

     (a)  Basic Transaction. On and subject to the terms and conditions of this
          -----------------
Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of their shares of Company Stock for the consideration specified below in this Section 2.

     (b)  Purchase Price. On and subject to the terms and conditions of this
          --------------
Agreement, as consideration for the sale of all of their shares of Company Stock, Buyer shall provide and Sellers shall be entitled to receive, in the aggregate, the sum of SIX MILLION FOUR HUNDRED THOUSAND DOLLARS ($6,400,000.00) (the "Purchase Price") less any amounts deducted from the Holdback Amount in accordance with the procedure set forth in section 2(c) below, payable as follows:

          (i) a cash payment in the amount of SIX MILLION ONE HUNDRED AND FIFTY THOUSAND DOLLARS ($6,150,000.00) by wire transfer or delivery of other immediately available funds on the Closing Date (the "Cash Payment"); and

          (ii) the Holdback Amount less any amounts deducted from the Holdback Amount in accordance with the procedure set forth in section 2(c) below, by wire transfer or delivery of other immediately available funds (the "Final Payment").

     (c)  The Holdback Amount and Buyer's Right of Offset.
          -----------------------------------------------

          (i) The Buyer shall withhold from the Purchase Price the sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) (the "Holdback Amount") subject to the provisions of this section 2(c). The Buyer shall have the right to deduct from the Holdback Amount and reduce the Purchase Price by an amount equal to any damages sustained by the Buyer, to the extent such damages exceed the "Threshhold Amount" as defined below, by reason of any default by the Sellers or the breach of any representations, warranties or covenants of the Company or the Sellers (collectively a "Sellers' Default") under this Agreement. Notwithstanding the foregoing, if the Buyer believes a Sellers' Default has occurred causing damages which exceed the Threshhold Amount, Buyer may provide Sellers with a written "Notice of Default" notifying Sellers of such belief and the amount to be deducted from the Holdback Amount (the "Holdback Deduction") to compensate Buyer for the default. Sellers' shall have thirty (30) days from the date of the Notice of Default within which to deny the occurrence of a Sellers' Default, cure the Sellers' Default and/or challenge the amount of the proposed Holdback Deduction (the "Sellers' Response"). If a timely Seller's Response is provided to Buyer, Buyer and Sellers shall attempt to resolve their differences within ten (10) business days. If the Buyer and Sellers are unable to resolve their differences, the dispute shall be submitted to final and binding arbitration pursuant to the provisions of Section 9 of this Agreement. If the Sellers' fail to submit a timely Sellers' Response, the Buyer shall be entitled to retain the Holdback Deduction as if the Purchase Price was reduced.

          (ii) Buyer shall pay to the Sellers the Holdback Amount less any Holdback Deduction which is the subject of a timely Notice of Default no later than ninety (90) days after the Closing Date.

          (iii) For the purposes of this section 2(c), the term "Threshhold Amount" shall mean FIFTY THOUSAND DOLLARS ($50,000.00).

          (iv) The Sellers each acknowledge and agree that the Buyer's right of offset provided by this section 2(c) is in addition to, and not in lieu of, any other right or remedy the Buyer may have against the Sellers or any of them as a result of any Sellers' Default under this Agreement, and the Buyer shall have the right to pursue all available rights and remedies as the result of a Sellers' Default even though Buyer may not have provided a timely Notice of Default.

     (d)  Allocation of Amounts Paid to Sellers. The Purchase Price shall be
          -------------------------------------
allocated among the Sellers in proportion to their respective holdings of the Company Stock as set forth in (S)4(b) of the Disclosure Schedule.

     (e)  Employment Agreement. As further consideration for and as a condition
          --------------------
to the Buyer's payment of the Purchase Price, Paul Peck (one of the Sellers) shall enter into the Employment Agreement with the Buyer in the form of Exhibit A attached hereto.

     (f)  The Closing. The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Schwabe, Williamson
                -------
& Wyatt, U.S. Bank Centre, Suite 3400, 1420 Fifth Avenue, Seattle, Washington 98101 on December __, 1998 (the "Closing Date").

     (g)  Deliveries at the Closing.  At the Closing, (i) each of the Sellers
          -------------------------
will deliver to the Buyer stock certificates representing all of his Company Stock, endorsed in blank or accompanied by duly executed assignment documents;
(ii) the Company and the Sellers will deliver to the Buyer all of the various certificates, instruments, documents and consents necessary to effect the transactions contemplated hereby; and (iii) the Buyer will deliver to the Sellers the Cash Payment specified in (S)2(b)(i) above by wire transfer or the delivery of other immediately available funds.

     3.   Representations and Warranties Concerning the Transaction.
          ---------------------------------------------------------

     (a)  Representations and Warranties of the Sellers.  Each of the Sellers
          ---------------------------------------------
represents and warrants, jointly and severally, to the Buyer that the statements contained in this (S)3(a) are correct and complete as of the Effective Date.

          (i)   Authorization of Transaction. The Seller has full power and
                ----------------------------
     authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (ii)  Noncontravention. Neither the execution and the delivery of this
                ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or
     (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          (iii) Brokers' Fees. The Seller has no Liability or obligation to pay
                -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (iv)  Company Shares. The Seller holds of record and owns beneficially
                --------------
     the number of Shares of Company Stock set forth next to his name in (S)4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

     (b)  Representations and Warranties of the Buyer. The Buyer represents and
          -------------------------------------------
warrants to the Sellers that the statements contained in this (S)3(b) are correct and complete as of the Effective Date.

          (i)  Organization and Corporate Power of Buyer. The Buyer is a
               -----------------------------------------
     corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Buyer has full corporate power and authority to carry on the businesses in which it is engaged.

          (ii)  Authorization of Transaction. The Buyer's board of directors has
                ----------------------------
     authorized and approved of the transactions contemplated by this Agreement. The Buyer has full power and authority (including full corporate power and authority) and no further corporate actions by Buyer or actions by any third party are necessary for the Buyer to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this
                ----------------
     Agreement, nor the consummation of the transactions contemplated hereby, will (A) conflict with or violate the articles or bylaws of the Buyer, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its articles or bylaws or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv)  Brokers' Fees. The Buyer has no Liability or obligation to pay
                -------------
     any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v)   Investment. The Buyer (i) understands that the Company Stock has
                ----------
     not been registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (ii) is acquiring the Company Stock for its own account for investment purposes, and not with a view to the distribution thereof; (iii) is an investor with knowledge and experience in business and financial matters; (iv) has received certain information concerning the Company, has access to the officers, employees, assets, operations, books, records and files of the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring the Company Stock; (v) is relying solely on the basis of its own independent investigation of the Company and upon the express representations, warranties and covenants in this Agreement; (vi) is able to bear the economic risk in holding the Company Stock; and (vii) is an Accredited Investor.

     4.   Representations and Warranties Concerning the Company and Its
          -------------------------------------------------------------
Subsidiaries. Each of the Sellers and the Company represent and warrant,
------------
jointly and severally, to the Buyer that the statements contained in this (S)4 are correct and complete as of the Closing Date except as set forth in the disclosure schedule delivered by the Sellers to the Buyer and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in
              -------------------
paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4.

     (a)  Organization, Qualification, and Corporate Power. The Company is a
          ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the state of Washington. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it and, to the Sellers' Knowledge has all necessary licenses, permits, and authorizations. (S)4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the articles and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its articles or bylaws.

     (b)  Capitalization. The entire authorized capital stock of the Company
          --------------
consists of 50,000 shares of Company Stock, of which 45,000 shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of Company Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in (S)4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) conflict with or violate the articles or bylaws of the Company, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles or bylaws of the Company or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth in the Disclosure Schedule and the attachments thereto.

     (d)  Brokers' Fees. The Company does not have any Liability or obligation
          -------------
to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e)  Title to Assets. The Company has good and marketable title to, or a
          ---------------
valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests.

     (f)  Subsidiaries. The Company has no subsidiaries, either direct or
          ------------
indirect, whatsoever.

     (g)  Financial Statements. Buyer has received the following financial
          --------------------
statements (collectively the "Financial Statements"): (i) balance sheets and
                              --------------------
statements of income and cash flow as of and for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year
                                                        -----------------------
End") for the Company; and (ii) balance sheets and statements of income and cash
---
flow (the "Most Recent Financial Statements") as of and for the nine (9) months
           --------------------------------
ended September 30, 1998 (the "Most Recent Fiscal Month End") for the Company.
                               ----------------------------
The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, contain and reflect in all respects all necessary adjustments and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

     (h)  Events Subsequent to Most Recent Financial Statements. Since the Most
          -----------------------------------------------------
Recent Financial Statements, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

          (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses outside the Ordinary Course of Business;

          (iii) no party (including the Company ) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which the Company is a party or by which any of them is bound;

          (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Company has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

          (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

          (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease;

          (viii) the Company has not failed to pay any of its obligations when due or delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $5,000 or outside the Ordinary Course of Business;

          (x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the articles or bylaws of the Company;

          (xii) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) the Company has not granted any (a) increase in the compensation or (b) bonuses, incentive compensation or other benefits, contingent or otherwise, of or for the benefit of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) to the Sellers' Knowledge there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company ; and

          (xxii)   the Company has not committed to any of the foregoing.

     (i)  Undisclosed Liabilities. The Company has no Liability (and to the
          -----------------------
Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (x) Liabilities set forth on the face of the Most Recent Balance Sheet and (y) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary

Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j)  Legal Compliance. The Company has, to Sellers' Knowledge, complied
          ----------------
with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k)  Tax Matters.
          -----------

          (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. Except as expressly set forth above, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. (S)4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Company has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Company has not been a United States real property holding corporation within the meaning of Code
     (S)897(c)(2) during the applicable period specified in Code
     (S)897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has no Liability for the Taxes of any Person (other than the Company ) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     (l)  Real Property.
          -------------

          (i)   The Company does not own any real property whatsoever.

          (ii) (S)4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or to the Sellers for use by the Company and, with respect to each lease or sublease, states the term, annual rent, renewal options and square footage. The Company and the Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S)4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S)4(l)(ii) of the Disclosure Schedule:

                (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (D) no party to the lease or sublease has repudiated any provision thereof;

                (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                (G) neither the Company nor the Sellers has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     (m)  Intellectual Property.
          ---------------------

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its businesses as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) To Sellers' Knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (iii) (S)4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of the Company's Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of the Company's Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of the Company's Intellectual Property (together with any exceptions). The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with any of the Company's businesses. With respect to each item of Intellectual Property required to be identified in
     (S)4(m)(iii) of the Disclosure Schedule:

                (A) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                (D) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) (S)4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has made available to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S)4(m)(iv) of the Disclosure Schedule:

                (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);

                (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, and the directors and officers (and employees with responsibility for Intellectual

          Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Company's businesses as presently conducted and as presently proposed to be conducted.

     (n)  Tangible Assets. The Company owns or leases all machinery, equipment,
          ---------------
and other tangible assets necessary for the conduct of their businesses as presently conducted. Each such tangible asset is, to Sellers' Knowledge, free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and, to the Sellers' Knowledge, is in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational health and safety laws and regulations) relating thereto currently in effect.

     (o)  Inventory. The inventory of the Company consists of raw materials and
          ---------
supplies, manufactured and purchased parts, jobs, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. The Buyer has reviewed Disclosure Schedule section 4(o) which lists the Company's inventory, all of which the Buyer accepts as not slow-moving, obsolete, damaged, or defective.

     (p)  Contracts. (S)4(p) of the Disclosure Schedule lists all contracts and
          ---------
other agreements to which the Company is a party including, but not limited to, the following:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $1,000;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)    any agreement concerning confidentiality or noncompetition;

          (vi)   any agreement with any of the Company and its Affiliates;

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing any form of compensation or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.

The Company and the Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S)4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S)4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q)  Notes and Accounts Receivable.  All notes and accounts receivable of
          -----------------------------
the Company are reflected properly on their books and records, are valid receivable subject to no setoffs or counterclaims, are collectible, and will be collected at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (r)  Powers of Attorney.  There are no outstanding powers of attorney
          ------------------
executed on behalf of the Company.

     (s)  Insurance.  (S)4(s) of the Disclosure Schedule sets forth the
          ---------
following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

          (i)   the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, to the Sellers' Knowledge,: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

     (t)  Litigation.  The Company is not (i) subject to any outstanding
          ----------
injunction, judgment, order, decree, ruling, or charge nor (ii) to the Sellers' Knowledge, a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.

     (u)  Product Warranty.  To the Sellers' Knowledge, each product
          ----------------
manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no Liability (and to the Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof beyond any applicable manufacturers' warranty or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions) have been made available to the Buyer for review.

     (v)  Product Liability.  To the Sellers' Knowledge, the Company has no
          -----------------
Liability (and to the Sellers' Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

     (w)  Employees.  To the Knowledge of any of the Sellers and the directors
          ---------
and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Sellers' Knowledge, the Company has not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     (x)  Employee Benefits.
          -----------------

          (i) (S)4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

                 (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                 (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S)4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                 (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                 (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code (S)401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                 (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                 (F) The Company and the Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                 (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                 (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                 (C) The Company and the Sellers have not incurred, and none of the Company, the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) The Company does not contributes to, never has contributed to, and has never been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) The Company does not maintain, never has maintained or contributed and has never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B).

     (y)  Guaranties. The Company is not a guarantor or otherwise liable for
          ----------
any Liability or obligation (including indebtedness) of any other Person.

     (z)  Environment, Health, and Safety.
          -------------------------------

          (i) To the Sellers' Knowledge, the Company has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) To the Sellers' Knowledge, the Company has no Liability (and none of the Company and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) To the Sellers' Knowledge, all properties and equipment used in the business of the Company and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (aa)  Certain Business Relationships with the Seller.  None of the Company
           ----------------------------------------------
or the Sellers or any of their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Company, the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company, except as disclosed in the Disclosure Schedule section 4(aa).

     (bb) Disclosure. The representations and warranties contained in this (S)4
          ----------
do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S)4 not misleading.

     5.   Post-Closing Covenants. The Parties agree as follows with respect to
          ----------------------
the period following the Closing.

     (a)  General.  In case at any time after the Closing Date any further
          -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S)6 below). The Sellers acknowledge and agree that from and after the Effective Date the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

     (b)  Litigation Support.  In the event and for so long as any Party
          ------------------
actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)6 below).

     (c)  Transition.  None of the Sellers will take any action that is designed
          ----------
or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

     (d)  Tax Status Letter.  No later than ninety (90) days after the Closing,
          ------------------
the Sellers shall request from the Department of Revenue of the State of Washington and provide to Buyer a tax status letter.

     (e)  Confidentiality.  The Sellers will treat and hold as such all of the
          ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S)5(e). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing
                                          -----------------
Seller shall use his best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (f)  Covenant Not to Compete.
          -----------------------

          (i) Sellers each acknowledge and agree that they have technical expertise associated with the business of the Company and are well known in the visual communications and presentation industry. In addition, the Sellers have valuable business contacts with clients and potential clients of the Company and with professionals in the visual communications and presentation industry. The Company's reputation and good will are an integral part of its business success throughout the areas where it conducts its business. If Sellers deprive Buyer of the Company's goodwill or in any manner use their reputation and goodwill in competition with the Company, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. Since Sellers have the ability to compete with the Company in the operation of the Company's business, Buyer, therefore, desires that the Sellers enter into this covenant not to compete. But for Sellers' entry into this covenant not to compete, Buyer would not enter into this Agreement. It is, therefore, understood and agreed that by the sale of their Company Stock, the Sellers have transferred to Buyer all of their business goodwill in the Company as contemplated by, among other laws, California Business and Professions Code Section 16601. Sellers, therefore, agree that for a period of five (5) years from the Closing (the "Term"), Sellers shall not, without Buyer's prior written consent (which may be given or withheld in Buyer's sole and absolute discretion), directly or indirectly,

               (A) own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which sells, distributes or markets products, goods or equipment which, directly or indirectly compete with the Company's business, as conducted by the Company immediately prior to the Closing and as is proposed to be conducted by the Company after the Closing, in the Counties specified in

          Exhibit D attached hereto of the United States, or in any other countries in which the Company's business is conducted, except as specifically provided in section 5(f)(ii) below;

               (B) call on or solicit or divert or take away from the Company and/or the Buyer (including without limitation by divulging to any competitor or potential competitor of the Company and/or the Buyer) any Person, firm or corporation or other entity who is or which at the Closing was a customer of the Company and/or the Buyer or whose identity is known to the Sellers at the Closing as one whom the Company and/or the Buyer intends to solicit; or

               (C) hire or offer employment to or seek to hire or offer employment to any employee of the Company whose employment is continued by the Company after the Closing or any employee of any successor or affiliate of the Company, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment .

          (ii) The foregoing notwithstanding, nothing in this section 5(f) shall be deemed to apply to the Sellers' ownership, operation or control of Proline Audio Visual Rentals, Inc. or any successor thereto ("PAV"), so long as the business of PAV is limited to (x) the rental of audio, video and audio visual equipment, (y) the sales of supplies and services incidental to the rental of such equipment and (z) the sale of used rental equipment.

          (iii) The Parties acknowledge that the provisions of this (S)5(f) are reasonable and necessary to protect their legitimate interests. The Parties further acknowledge that any breach of this (S) 5(f) by any of them will cause irreparable injury to the others, for which the available remedies at law will not be adequate. Accordingly, in the event of any such breach or threatened breach of any provisions of this (S)5(f), in addition to any other remedy provided by law or in equity, the non-breaching Parties shall be entitled to appropriate injunctive relief and/or specific performance, in any court of competent jurisdiction, restraining the breaching Parties from any such actual or threatened breach of this section without posting bond or other security. Any breacing Party stipulates to the entry against them of any temporary, preliminary or permanent injunction and agree not to resist the non-breaching Party's application for such equitable relief, except on the grounds that the acts or omissions alleged do not violate any of the provisions of this section. The Parties shall, in the event that any injunctive relief or damages shall be granted to the non breaching Party, pay all of the non-breaching Party's reasonable costs and expenses, including attorneys' fees, incurred in obtaining such relief. If the final judgment of a court of competent jurisdiction declares that any term or provision of this (S)5(f) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.   Remedies for Breaches of This Agreement.
          ---------------------------------------

     (a)  Survival of Representations and Warranties. All of the representations
          ------------------------------------------
and warranties of the Buyer, the Company and the Sellers contained in this Agreement shall survive the Closing and continue in full force and effect for a period of three (3) years after the Closing.

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ---------------------------------------------------

          (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained in this Agreement and, if there is an applicable survival period pursuant to (S)6(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to (S)8(h) below within such survival period, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with (S)7(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns, and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. (S)1.1502-5 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c)  Indemnification Provisions for Benefit of the Sellers.  In the event
          -----------------------------------------------------
the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to (S)6(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to (S)8(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d)  Matters Involving Third Parties.
          -------------------------------

          (i)   If any third party shall notify any Party (the
     "Indemnified Party") with respect to any matter (a "Third Party Claim")
      ------------------                                 -----------------
     which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)6, then the Indemnified Party
           ------------------
     shall promptly notify each Indemnifying Party thereof in writing; provided,
                                                                       ---------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)6 (d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in (S)6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S)6.

     (e)  Determination of Adverse Consequences.  The Parties shall take into
          -------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)6. All indemnification payments under this (S)6 shall be deemed adjustments to the Purchase Price. In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds realized or to be realized by such party (or, in the case of the Buyer by the Company) and such correlative insurance benefit shall be net of any insurance premium which becomes due as a result of such claim.

     (f)  Other Indemnification Provisions.  The foregoing indemnification
          --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each of the Sellers hereby agrees that he or it will not make any claim for indemnification against the Company by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, articles document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     7.   Tax Matters.  The following provisions shall govern the allocation of
          -----------
responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

     (a)  Tax Periods Ending on or Before the Closing Date.  Sellers shall, at
          ------------------------------------------------
their sole cost and expense, prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Sellers shall permit Company to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. Any Tax refunds that are received by Buyer or its Subsidiaries, and any amounts credited against Tax to which the Buyer or its Subsidiaries become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date and which refund or credit is the direct result of the transactions contemplated by this Agreement shall be for the account of Sellers, and Buyer shall pay over to Sellers any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for a refund or a proceeding results in a payment or credit against tax by a taxing authority to the Buyer or its Subsidiaries or any amount accrued on the Closing Balance Sheet and which refund or credit is the direct result of the transactions contemplated by this Agreement, the Buyer shall pay such amount to Sellers within fifteen
(15) days after receipt or entitlement thereto.

     (b)  Tax Periods Beginning Before and Ending After the Closing Date.  Buyer
          --------------------------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the

Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

     (c)  Cooperation on Tax Matters.
          --------------------------

          (i) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     (d)  Tax Sharing Agreements.  All tax sharing agreements or similar
          ----------------------
agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

     (e)  Certain Taxes.  All transfer, documentary, sales, use, stamp,
          -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     8.   Miscellaneous.
          --------------

     (a)  Nature of Certain Obligations.
          -----------------------------

          (i) The covenants of each of the Sellers in (S)2(a) above concerning the sale of his Company Shares to the Buyer and the representations and warranties of each of the Sellers in (S)3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in (S)6 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in (S)6 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

     (b)  Press Releases and Public Announcements.  No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that any Party may make any
                                 -----------------
public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c)  No Third-Party Beneficiaries.  This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d)  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, negotiations or representations by or among the Parties or their representatives, whether written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession and Assignment.  This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that the
                                                 -----------------
Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sellers:  Paul Peck
     ------------------
                         2616 West Lake Sammamish Parkway, N.E.
                         Redmond, Washington 98052

                         Cecil Gray
                         14119-166th Avenue, N.E.
                         Woodinville, Washington 98072

     With a copy to:     Schwabe, Williamson & Wyatt, P.C.
     ---------------
                         1420 Fifth Avenue, Suite 3400
                         Seattle, Washington 98101-2339

                         Attention: Andrew R. Gala, Esq.

     If to the Buyer:    Electronic Integrated Solutions
     ----------------
                         140 East Dana Street
                         Mountain View, California 94041

                         Attention: Donald J. Esters
                         Chairman of the Board

     With a copy to:     Latham & Watkins
     ---------------
                         633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071

                         Attention: Russell F. Sauer, Jr., Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

     (j)  Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Requisite Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k)  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l)  Expenses.  Each of the Parties, the Company, and the Sellers will bear
          --------
his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m)  Construction.  The Parties have participated jointly in the
          ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     (n)  Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits,
          -------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o)  Specific Performance.  Each of the Parties acknowledges and agrees
          --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any arbitration instituted pursuant to Section 9, in addition to any other remedy to which they may be entitled, at law or in equity.

     9.   Arbitration.
          -----------

     (a)  Exclusive Remedy.  The Parties agree that except with respect to an
          ----------------
action for an injunction pursuant to the provisions of section 5(f) above, all other disputes relating to or arising out of this Agreement, including, but not limited to, any disputes relating to the Holdback Amount or Holdback Deduction, if any, shall be submitted to arbitration before a single arbitrator as the sole and exclusive remedy for resolving such controversies. The arbitrator shall be a retired state or federal court judge and shall be selected by the mutual agreement of the parties. If the Parties are unable to agree on an arbitrator within thirty (30) days after receiving a "Demand for Arbitration," each party shall submit the name of one proposed arbitrator to the Presiding Judge of King County, Washington, who shall then select one of the proposed arbitrators pursuant to the Washington Arbitration Act. The Parties agree that any such arbitration shall take place in King County in the State of Washington.

     (b)  Procedures.  Any Party may initiate an arbitration proceeding by
          ----------
providing a written "Demand for Arbitration" to the other Party. There shall be no pre-hearing discovery except as agreed to by the Parties or as ordered by the arbitrator. The arbitration proceedings shall be governed by the commerical arbitration rules of the American Arbitration Association for all purposes except the selection of the arbitrator.

     (c)  Final and Binding.  The Parties agree that the decision of the
          -----------------
arbitrator shall be final and binding and that a judgment may be entered on such arbitration award in any court of competent jurisdiction.

     (d)  Waiver of Right to Jury Trial.  THE PARTIES ACKNOWLEDGE AND AGREE THAT
          -----------------------------
BY SELECTING ARBITRATION AS THE SOLE AND EXCLUSIVE REMEDY FOR RESOLVING ALL DISPUTES AMONG THEM (OTHER THAN THOSE SET FORTH IN SECTION 5(f)), THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY TO WHICH THEY MAY BE OTHERWISE ENTITLED.

     (e)  Attorneys' Fees and Costs.  The prevailing party in any such
          -------------------------
arbitration shall be entitled to recover his or its costs and attorneys' fees incurred in connection with the arbitration. The arbitrator shall determine who is the prevailing party in any arbitration.

     (f)  Refusal to Arbitrate.  If any Party refuse to arbitrate a dispute
          --------------------
covered by this Section 9 and another Party brings a petition to compel arbitration, the prevailing party in such action shall be entitled to recover his or its costs and attorneys' fees incurred in connection with the to petition to compel.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INTELLISYS GROUP, INC.


By: /s/ DONALD J. ESTERS
   -----------------------------
   Donald J. Esters
   Chairman of the Board



PROLINE INDUSTRIES, INC.


By:  /s/ Paul Peck
   -----------------------------

Title: President
      --------------------------



SELLERS

/s/ Paul Peck
________________________________
Paul Peck

/s/ Cecil Gray
________________________________
Cecil Gray